UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2009
CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 569-9900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 8, 2009, we entered into the Seventh Amendment (“Amendment”) to our Receivables Purchase Agreement dated April 30, 2001 (“Agreement”) with Market Street Funding LLC and PNC Bank, National Association. The following description of the Amendment is qualified in its entirety by the provisions of the Amendment, which is filed herewith as Exhibit 10.1.
The Amendment extends the term of our accounts receivable securitization facility until May 7, 2010, although it may terminate prior to such date in the event of termination of the commitments of the facility’s back-up purchasers. Prior to the Amendment, this facility was due to expire on July 25, 2009, subject to earlier termination in the event of termination of the commitments of the facility’s back-up purchasers.
As amended, the facility continues to have a seasonally-adjusted funding limit of $75,000,000 during peak seasonal periods and $25,000,000 during off-peak seasonal periods. The present funding limit of $75,000,000 remains in effect until January 31, 2010 and decreases to $25,000,000 effective February 1, 2010. Our financing costs for funds provided under the Agreement, as amended, are equal to a variable commercial paper rate plus 1.5%. Higher costs apply upon the occurrence and continuation of a Termination Event (as defined in the Agreement) or if funding through the facility is provided other than through the issuance of commercial paper. Commitment fees on the unused committed amount under the Agreement, as amended, are equal to 0.50% or 0.75% per annum, depending on the percentage of the committed amount that is unused on a given day.
As part of the Amendment, financial covenants applicable to the pool of accounts receivable forming the basis for the funding provided by this facility have been modified as follows:

	Maximum Permitted Level
	Prior to	From and
Covenant	5/08/2009	after 5/08/2009

Default Ratio*	7.25%	6.0%

Lion Delinquency Ratio* for any of the months of January, February, March, April, May, June, July and August	15%	12%

Rolling 3-month average Default Ratio*	4.65%	4.0%

Rolling 3-month average Dilution Ratio*	5.0%	4.0%

Average of Delinquency Ratio* over the months of September, October, November and December	4.8%	4.0%

*	as defined in the Agreement
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Seventh Amendment dated May 8, 2009 to Receivables Purchase Agreement dated April 30, 2001.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ Clifford E. Pietrafitta Clifford E. Pietrafitta
Vice President — Finance
Date: May 14, 2009

EXHIBIT INDEX

Exhibit	Description

10.1	Seventh Amendment dated May 8, 2009 to Receivables Purchase Agreement dated April 30, 2001.